As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adamis Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-0429727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis J. Carlo, Ph.D.
Chief Executive Officer
11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

C. Kevin Kelso, Esq.

Weintraub Tobin Chediak Coleman Grodin, Law Corporation

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

(916) 558-6000

(916) 446-1611 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock	1,765,062	$7,024,946.76	$816.30

(1)	Consists of an aggregate of 1,715,388 shares of common stock, and 49,674 shares of common stock that may be issued upon exercise of warrants, all of which were acquired by the selling stockholders in private placements.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(3)	With respect to the shares of common stock offered by the selling stockholders named herein, estimated at $3.98 per share, the average of the high and low prices as reported on the Nasdaq Capital Market on November 18, 2014, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2014

 PRELIMINARY PROSPECTUS

ADAMIS PHARMACEUTICALS CORPORATION

1,765,062 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of up to 1,765,062 shares (the “Shares”) of our common stock to be offered by the selling stockholders, including 1,715,388 previously issued shares of our common stock and 49,674 shares (the “Warrant Shares”) that are issuable upon exercise of outstanding previously issued common stock purchase warrants (the “Warrants”), by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors. The Warrants have an exercise price of $3.40 per share, and may be exercised during the period ending June 26, 2018. The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock from time to time on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 5.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the Warrants by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “ADMP.” On November 18, 2014, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $3.94 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in our Annual Report on Form 10-K for the year ended March 31, 2014 as well as our subsequently filed periodic and current reports, which we file with the Securities and Exchange Commission and which are incorporated by reference into the registration statement of which this prospectus is a part. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2014.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise indicated, information in this registration statement and prospectus reflects a 1-for-17 reverse split of our outstanding common stock, effective at the close of business on December 12, 2013.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Adamis,” the “company” or the “Company,” “we,” “us,” or “our” refer to Adamis Pharmaceuticals Corporation and our subsidiaries, taken together.

ABOUT THE COMPANY

Company Overview

We are an emerging pharmaceutical company focused on combining specialty pharmaceuticals and biotechnology to provide innovative medicines for patients and physicians. We are currently primarily focused on our specialty pharmaceutical products. We are currently developing four products in the allergy and respiratory markets, including a dry powder inhaler technology that we acquired from 3M Company. Our goal is to create low cost therapeutic alternatives to existing treatments. Consistent across all specialty pharmaceuticals product lines, we intend to pursue Section 505(b)(2) New Drug Application, or NDA, regulatory approval filings with the U.S. Food and Drug Administration, or the FDA, whenever applicable in order to reduce the time needed to get to market and to save on costs, compared to Section 505(b)(1) NDA filings for new drug products. In May 2014, we filed a New Drug Application with the FDA under Section 505(b)(2) of the Food, Drug & Cosmetic Act for marketing approval of our epinephrine pre-filled single dose syringe (PFS) product, for the emergency treatment of allergic reactions (Type I) including anaphylaxis. On July 29, 2014, we announced that the FDA had accepted the NDA for review.

1

We also have a number of biotechnology product candidates and technologies including therapeutic vaccine and cancer product candidates and technologies for patients with unmet medical needs in the global cancer market. To achieve our goals and support our overall strategy, we will need to raise a substantial amount of funding and make substantial investments in equipment, new product development and working capital.

Our principal executive offices are located at 11682 El Camino Real, Suite 300, San Diego, CA 92130, and our telephone number is (858) 997-2400. Our website address is: www.adamispharmaceuticals.com. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our common stock.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF PRIVATE PLACEMENT TRANSACTIONS

On November 10, 2010, we completed a private placement transaction with Eses Holdings (FZE), a foreign investor (“Eses”), pursuant to a common stock purchase agreement (as amended, the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”). The Purchase Agreement provided for the sale of up to 2,352,941 shares of our common stock to Eses at a price of $4.25 per share, for up to $10.0 million of gross proceeds. An initial closing was held on November 10, 2010, pursuant to which we received $5.0 million in gross proceeds and issued 1,176,471 shares of common stock. At subsequent closings linked to the achievement of various milestones, the last of which occurred in February 2012, we received an additional $2.5 million and issued an additional 588,254 shares of common stock. On May 1, 2012, we exercised our option to terminate the Purchase Agreement by sending notice to Eses. A portion of the shares issued to Eses under the Purchase Agreement were previously sold by Eses. We are registering the resale of shares currently held by Eses pursuant to the Registration Rights Agreement.

The Registration Rights Agreement grants piggyback registration rights to Eses, providing that if we file a registration statement (with customary exclusions such as registration statements relating to employee benefit plans or acquisition transactions) to register either the issuance of shares for our own account or the resale of securities for the account of others, we will include in the registration statement all of the shares purchased pursuant to the Purchase Agreement that Eses requests to be registered. We and Eses have agreed to indemnify the other and certain affiliates and advisors against certain liabilities related to any registration statement covering Eses’s shares.

On June 26, 2013, we completed the closing of a private placement financing transaction with a small number of accredited institutional investors. Pursuant to a Subscription Agreement, we issued Secured Convertible Promissory Notes and common stock purchase warrants (“Warrants”) and received gross proceeds of approximately $5,300,000, excluding transaction fees, costs and expenses. LifeTech Capital, a division of Aurora Capital LLC, acted as the placement agent for the private placement. We paid a fee of $190,000 to the placement agent, and we issued Warrants to LifeTech and certain affiliated persons, who are identified as selling stockholders in this prospectus, to purchase 49,674 shares (the “Warrant Shares”) of common stock at an original exercise price equal to $12.155 per share. On October 27, 2014, the Warrants were amended (i) to reduce the exercise price of the Warrants to $3.40, (ii) to provide that we will use commercially reasonable efforts to register the resale of the Warrant Shares, (iii) to provide that the Warrants must be exercised for cash as long as a registration statement is in effect covering the resale of the Warrant Shares, and (iv) to provide us the right to call the exercise of the Warrant under certain circumstances and only when the volume weighted average price of our common stock is at least 250% of the exercise price for the Warrants in effect for 10 out of any 20-consecutive trading day period. The Warrants have a term of five years.

2

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement that we may file, contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Such statements may include, without limitation, statements relating to: our expectations for growth; estimates of future revenue; our sources and uses of cash; our liquidity needs; our ability to obtain sufficient funding to support our planned activities; our current or planned clinical trials or research and development activities; product development timelines; our future products; regulatory matters; anticipated dates for commencement of clinical trials; anticipated completion dates of clinical trials; anticipated dates for meetings with regulatory authorities and submissions to obtain required regulatory marketing approvals; anticipated dates for commercial introduction of products; anticipated expenses and expense levels; guidance on future periods; and other statements concerning our future operations and activities. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events, and they are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those anticipated by such statements. Whether these future events will occur, and whether we will achieve our business objectives, are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended March 31, 2014, filed with the SEC, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  Any forward-looking statements are qualified in their entirety by reference to such factors and cautionary statements discussed throughout this prospectus or incorporated by reference herein. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to elsewhere in the prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

3

USE OF PROCEEDS

We are registering shares of our common stock pursuant to registration rights granted to the selling stockholders. We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders. We will receive proceeds upon the cash exercise of the Warrants for which the underlying Warrant Shares are being registered hereunder. Assuming full cash exercise of the Warrants at the exercise price of $3.40 per underlying Warrant Share, and assuming no further adjustments to the exercise price, we would receive proceeds of approximately $168,892. We currently intend to use the cash proceeds from any Warrant exercise for working capital and general corporate purposes. We may also use a portion of the cash proceeds to acquire or invest in complementary businesses, technologies, product candidates, or other intellectual property, although we have no present commitments or agreements to do so. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. In addition, the terms of the Warrants provide that they may be exercised on a cashless basis if at the time of exercise, the shares of common stock underlying the Warrant are not subject to a registration statement or there has been a failure to maintain the effectiveness of a registration covering such shares. We will not receive any cash proceeds as a result of Warrants that are exercised on a cashless basis pursuant to such terms of the Warrants. We cannot assure you that any Warrants will be exercised or that such exercises will be cash exercises rather than net cashless exercises.

SELLING STOCKHOLDERS

We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the transactions described above in the section of this prospectus entitled “Description of Private Placement Transactions,” the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column lists the number of shares of common stock anticipated to be beneficially owned by the selling stockholders following the offering, assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. Because the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued upon exercise of the Warrants may be more or less than the number of shares being offered by this prospectus.

When we refer to “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling stockholders may sell all, a portion or none of their shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock Beneficially Owned After the Offering
Selling Stockholders	Number	Percent	Number of Shares Being Offered	Number	Percent
Eses Holdings (FZE) (1)	1,715,388	16.2%	1,715,388	0	0%
Thomas Masterson (2)	21,252	*	16,392	4,860	*
Craig Pierson (3)	21,252	*	16,392	4,860	*
LifeTech Capital (4)	10,046	*	9,438	608	*
T Morgen Capital LLC (5)	3,942	*	3,167	775	*
Jeff Eliot Margolis and Dawn Gross Margolis, JTWROS (6)	2,318	*	1,863	455	*
Eric M. Javitz & Margaretha E. Javits (7)	2,550	*	2,049	501	*
Gene Robert Abrams (8)	464	*	373	91	*

4

(1)	Based on a Schedule 13D/A filed on behalf of Eses Holdings (FZE) with the SEC on June 16, 2014. The address for Eses Holdings (FZE) is Sharjah Airport International Free Zone, Executive Suite, P.O. Box 9366, Sharjah, United Arab Emirates. Includes 1,715,388 shares of common stock held directly by Eses Holdings (FZE). Ahmed Shayan Fazlur Rahman is the sole shareholder of Eses Holdings (FZE) and, accordingly, may be deemed to have disposition and voting control of the common stock held by Eses Holdings (FZE).
(2)	Includes 21,252 shares of common stock issuable upon exercise of warrants. Thomas Masterson is employed by Aurora Capital, LLC, a registered broker-dealer, which through its division LifeTech Capital, acted as our placement agent in connection with the June 2013 private placement offering.
(3)	Includes 21,252 shares of common stock issuable upon exercise of warrants. Craig Pierson is employed by Aurora Capital, LLC, a registered broker-dealer, which through its division LifeTech Capital, acted as our placement agent in connection with the June 2013 private placement offering.
(4)	Includes 10,046 shares of common stock issuable upon exercise of warrants. LifeTech Capital, a division of Aurora Capital LLC, a registered broker-dealer, received the Warrant Shares being registered hereunder as compensation for services rendered as placement agent for the June 2013 private placement offering. Jeff Eliot Margolis has the voting and dispositive power over the securities held by LifeTech Capital.
(5)	Includes 3,942 shares of common stock issuable upon exercise of warrants. Each of Morgen Krish, Arnold Lippa and Linda Lippa has the voting and dispositive power over the securities held by T Morgen Capital LLC. Each of Morgen Krish, Arnold Lippa and Linda Lippa are affiliated with a broker-dealer due to their capacities as managers and officers of an entity that has an ownership and management position in a registered broker-dealer.
(6)	Includes 2,318 shares of common stock issuable upon exercise of warrants. Jeff Eliot Margolis is manager of Aurora Capital LLC, a registered broker-dealer. Mr. Margolis is also the sole stockholder and president of the managing member of Aurora Capital LLC.
(7)	Includes 2,550 shares of common stock issuable upon exercise of warrants. Eric M. Javitz and Margaretha E. Javits jointly own a limited partnership interest in Aurora Capital LLC, a registered broker-dealer.
(8)	Includes 464 shares of common stock issuable upon exercise of warrants. Gene Robert Abrams is employed and owns a limited partnership interest in Aurora Capital LLC, a registered broker-dealer.

PLAN OF DISTRIBUTION

We are registering the shares to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, each selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions, as applicable. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, pursuant to one or more of the following methods:

•	on the NASDAQ Capital Market or any securities exchange, market or trading facility or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

5

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares registered hereby, from time to time, pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

6

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, Securities and Exchange Commission filing fees; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify each of the selling stockholders against liabilities, including some liabilities under the Securities Act in connection with the registration statements required by the Registration Rights Agreement with respect to Eses, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration statements, and we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin, Law Corporation, Sacramento, California.

EXPERTS

The financial statements as of March 31, 2014 and 2013 and for the two years in the period ended March 31, 2014, included in this prospectus have been so included in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

7

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus.  This prospectus and any prospectus supplement which form a part of the registration statement do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

☐	Annual Report on Form 10-K for the year ended March 31, 2014, filed on June 23, 2014, as the same may be amended;
☐	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014, filed with the SEC on August 13, 2014 and November 14, 2014, respectively;
☐	Current Reports on Form 8-K filed with the SEC on August 20, 2014, August 26, 2014 and November 10, 2014;
☐	Definitive Proxy Statement on Schedule 14A filed with the SEC on October 9, 2014 for our annual meeting of shareholders to be held on November 6, 2014; and
☐	The description of our common stock contained in our Form 8-A filed on December 11, 2013.

8

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (858) 997-2400 or by writing to us at the following address:

Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130
Attn: Corporate Secretary

9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$816
Legal fees and expenses	$10,000
Printing expenses	$4,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$1,184

TOTAL:	$26,000

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each of its directors and officers, and may indemnify its employees and agents as set forth in the DGCL.

The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●          any breach of the director’s duty of loyalty to the corporation or its stockholders;

●          acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●          payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●          any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation and Bylaws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

We have also obtained liability insurance for our directors and officers that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers. We may apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his or her actions, whether or not the DGCL would permit indemnification.

II-1

Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

a)                   Exhibits.

Exhibit Number	Description of Document
3.1	Restated Certificate of Incorporation of Adamis Pharmaceuticals Corporation. (Incorporated by reference to exhibits filed with the Company’s registration statement on Form S-8, file no. 333-194635, filed on March 17, 2014.)
3.2	Bylaws of Adamis Pharmaceuticals Corporation (Incorporated by reference to exhibits filed with the Company’s registration statement on Form S-4/A, file no. 333-155322, filed on January 12, 2009.)
4.1	Form of Warrant to Purchase Common Stock dated June 26, 2013(Incorporated by reference to exhibits filed with the Company’s Quarterly Report on Form 10-Q filed on November 14, 2014.)
4.2	Form of Amendment to Warrant to Purchase Common Stock
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, Law Corporation
10.1	Common Stock Purchase Agreement dated as of November 10, 2010. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on November 12, 2010.)
10.2	First Amendment to Common Stock Purchase Agreement dated as of June 30, 2011, by and between the Company and Eses Holdings (FZE) (Incorporated by reference to exhibits filed with the Company’s Annual Report on Form 10-K filed on July 7, 2011.)
10.3	Second Amendment to Common Stock Purchase Agreement dated as of November 10, 2011, by and between the Company and Eses Holdings (FZE) (Incorporated by reference to exhibits filed with the Company’s Quarterly Report on Form 10-Q filed on November 21, 2011.)
10.4	Third Amendment to Common Stock Purchase Agreement dated as of January 31, 2012, by and between the Company and Eses Holdings (FZE) (Incorporated by reference to exhibits filed with the Company’s Quarterly Report on Form 10-Q filed on February 14, 2012.)
10.5	Registration Rights Agreement dated as of November 10, 2010. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on November 12, 2010.)
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin, Law Corporation (included in Exhibit 5.1)
23.2	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature pages to the registration statement).

* To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

II-2

Item 17. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

II-3

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 21st day of November, 2014.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ DENNIS J. CARLO
Dennis J. Carlo, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis J. Carlo, Ph.D., and Robert O. Hopkins, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Name	Title	Date
Principal Executive Officer:

/s/ DENNIS J. CARLO	Chief Executive Officer and Director	November 21, 2014
Dennis J. Carlo

Principal Financial Officer and Principal Accounting Officer:

/s/ ROBERT O. HOPKINS	Vice President, Finance, Chief Financial Officer and Secretary	November 21, 2014
Robert O. Hopkins

Directors:

/s/ DAVID J. MARGUGLIO	Director	November 21, 2014
David J. Marguglio

/s/ WILLIAM C. DENBY, III	Director	November 21, 2014
William C. Denby, III

/s/ ROBERT B. ROTHERMEL	Director	November 21, 2014
Robert B. Rothermel

/s/ RICHARD C. WILLIAMS	Director	November 21, 2014
Richard C. Williams